                       LIMITED WAIVER AND AMENDING AGREEMENT

       THIS LIMITED WAIVER AND AMENDING AGREEMENT (this "Agreement"), dated as of April 30, 1999, is made by and between (i) BATTLE MOUNTAIN CANADA LTD. (the "Borrower") and (ii) CANADIAN IMPERIAL BANK OF COMMERCE (the "Bank").

                                    WITNESSETH:

       WHEREAS, the Borrower and the Bank are party to a reducing term credit facility agreement (the "Credit Facility") dated September 30, 1997, pursuant to which the Bank agreed to make a loan to the Borrower in the aggregate principal amount of U.S.$145,000,000; and

       WHEREAS, Annex III to the Credit Facility provides, among other things, that the Borrower shall (i) at all times maintain a minimum "Reserve Tail" of at least 676,000 ounces of proven and probable recoverable gold reserves, (ii) maintain minimum adjusted tangible net worth of U.S.$200 million plus an amount equal to 50% of cumulative unconsolidated net income of the Borrower, if positive, after September 30, 1997, and (iii) maintain a maximum Total Debt to Total Capitalization Ratio of 0:45:1; and

       WHEREAS, Annex III to the Credit Facility further provides that a senior financial officer of the Borrower shall certify compliance with each of the covenants set forth in the preceding clause on a quarterly basis; and

       WHEREAS, Annex VI to the Credit Facility provides that, among other things, the Borrower shall deliver to the Bank as soon as available and in any event within 120 days after the end of each fiscal year (i) its annual audited unconsolidated financial statements, together with comparative figures for the previous fiscal year, accompanied by a report and opinion of the Borrower's auditors, (ii) its annual business plan, which shall include, without limitation, its annual operating budgets and a financial forecast for the then-current year as well as up to two years beyond the Final Repayment Date, all as approved by the Board of Directors of the Borrower, and (iii) a compliance certificate of the chief financial officer, treasurer or controller of the Borrower; and

       WHEREAS, the Borrower has requested the Bank, and the Bank is willing, to waive certain provisions of the Credit Facility, all as more fully set forth herein; and

       WHEREAS, the Borrower has requested the Bank, and the Bank is willing, to amend certain provisions of the Credit Facility, all as more fully set forth herein; and

       WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Credit Facility;

       NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agrees as follows:

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                                       -2-

                                     ARTICLE 1
                                  LIMITED WAIVERS

SECTION 1.01  WAIVER OF RESERVE TAIL REQUIREMENT.

(a) The Borrower has requested that the Bank waive, until and including March 31, 2000, the requirement set forth in Annex III to the Credit Facility that the Borrower shall at all times maintain a minimum "Reserve Tail" of at least 676,000 ounces of proven and probable recoverable gold reserves.

(b) The Bank hereby (i) waives, until and including March 31, 2000, the requirement set forth in Annex III to the Credit Facility that the Borrower shall at all times maintain a minimum "Reserve Tail" of at least 676,000 ounces of proven and probable recoverable gold reserves, and (ii) acknowledges and accepts that the compliance certificates delivered by the Borrower after the date hereof will reflect the terms of this Agreement.

SECTION 1.02  WAIVER OF TANGIBLE NET WORTH REQUIREMENT.

(a) The Borrower has requested that the Bank waive, until and including March 31, 2000, the requirement set forth in Annex III to the Credit Facility that the Borrower shall maintain minimum adjusted tangible net worth of U.S.$200 million plus an amount equal to 50% of cumulative unconsolidated net income of the Borrower, if positive, after September 30, 1997;

(b) The Bank hereby (i) waives, until and including March 31, 2000, the requirement set forth in Annex III to the Credit Facility that the Borrower shall maintain minimum adjusted net worth of U.S.$200 million plus an amount equal to 50% of cumulative unconsolidated net income of the Borrower, if positive, after September 30, 1997, and (ii) acknowledges and accepts that compliance certificates delivered by the Borrower after the date hereof will reflect the terms of this Agreement.

SECTION 1.03  WAIVER OF TOTAL DEBT TO TOTAL CAPITALIZATION RATIO.

(a) The Borrower has requested that the Bank waive, until and including March 31, 2000, the requirement set forth in Annex III to the Credit Facility that the Borrower shall maintain a maximum Total Debt to Total Capitalization Ratio of 0.45:1;

(b) The Bank hereby (i) waives, until and including March 31, 2000, the requirement set forth in Annex III to the Credit Facility that the Borrower shall maintain a maximum Total Debt to Total Capitalization Ratio of 0.45:1, and (ii) acknowledges and accepts that the compliance certificates delivered by the Borrower after the date hereof will reflect the terms of this Agreement.

SECTION 1.04  WAIVER OF AUDITED FINANCIAL STATEMENTS REQUIREMENT.

(a) The Borrower has requested that the Bank waive, until and including July 31, 1999, the requirement set forth in Annex VI to the Credit Facility that the annual

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                                       -3-

       unconsolidated financial statements of the Borrower to be delivered to the Bank within 120 days after the end of each fiscal year be audited and accompanied by a report and opinion of the Borrower's auditors.

(b) The Bank hereby (i) waives, until and including July 31, 1999, the requirement set forth in Annex VI to the Credit Facility that the annual unconsolidated financial statements of the Borrower to be delivered to the Bank within 120 days after the end of each fiscal year be audited and accompanied by a report and opinion of the Borrower's auditors, provided that the financial statements that are so delivered are certified correct by the chief financial officer, treasurer or controller of the Borrower (it being acknowledged that the classification of the Term Loans as long term debt or short term debt remains to be determined); (ii) accepts that, until and including July 31, 1999, the certification of quarterly unaudited unconsolidated financial statements by the chief financial officer, treasurer or controller of the Borrower need not address whether the Term Loans are properly classified therein; and (iii) acknowledges and accepts that the compliance certificates delivered by the Borrower after the date hereof will reflect the terms of this Agreement.

                                     ARTICLE 2
                                     AMENDMENT

SECTION 2.01  APPROVAL BY BOARD OF DIRECTORS.

(a) The Borrower has requested that the Agreement be amended with respect to the requirements set forth in subparagraph (a)(iii) of Annex VI to the Credit Facility.

(b) Subparagraph (a)(iii) of Annex VI to the Credit Facility is amended to read as follows:

       (iii) its annual operating budget (which shall be approved by the Board of Directors of the Borrower) and a financial forecast for the then-current year as well as extending two years beyond the Final Repayment Date (which shall be approved by the President and the chief financial officer, treasurer or controller of the Borrower),

SECTION 2.02  REDUCTION IN BANK EXPOSURE.

(a) The Bank has advised the Borrower that (i) the Bank requires that the amount owing by the Borrower to the Bank under the Term Loan be reduced to not more than U.S.$27,200,000 not later than July 31, 1999, and (ii) the Bank requires that additional interest be paid to the Bank under the Credit Facility.

(b) Annex VII to the Credit Facility is hereby amended by adding the following new affirmative covenant:

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                                       -4-

       (11) take all steps which are necessary or desirable to ensure that, from and after July 31, 1999, the principal amount owing by the Borrower to the Bank under the Term Loan shall be reduced to an amount not exceeding U.S.$27,200,000 on terms satisfactory to the Bank (it being acknowledged that such reduction may occur as a result of a repayment of the Term Loan or as a result of an assignment by the Bank of a portion of the Term Loan, provided that such assignment is made to an assignee satisfactory to the Bank and on terms and conditions satisfactory to the Bank).

(c) Annex IX to the Credit Facility is hereby amended by adding the following new Event of Default:

       (15) if, by July 31, 1999, the amount owing by the Borrower to the Bank under the Term Loan has not been reduced to an amount not exceeding U.S.$27,200,000 on terms satisfactory to the Bank (it being acknowledged that such reduction may occur as a result of a repayment of the Term Loan or as a result of an assignment by the Bank of a portion of the Term Loan, provided that such assignment is made to an assignee satisfactory to the Bank and on terms and conditions satisfactory to the Bank).

(d) The Borrower agrees that, from January 1, 1999, the Applicable Margins shall be the highest margins shown on the pricing grid in Annex II of the Credit Facility.

(e) Unless the principal amount owing by the Borrower to the Bank under the Term Loan shall have been reduced to an amount not exceeding U.S.$27,200,000 on terms satisfactory to the Bank and prior to July 15, 1999, the Borrower shall pay to the Bank on July 15, 1999 a "ticking fee" in an amount equal to the product of (A) the principal amount outstanding under the Term Loan owing to the Bank on July 15, 1999, minus the aggregate of U.S.$27,200,000 plus the amount of any binding commitment by a prospective assignee to purchase a portion of the Term Loan from the Bank, multiplied by (B) 0.20%.

                                     ARTICLE 3
                                   MISCELLANEOUS

SECTION 3.01 NO OTHER MODIFICATION. Except as expressly provided herein, the Credit Facility shall be unchanged and shall remain in full force and effect. The Credit Facility, as amended by this Agreement, is hereby confirmed by the Borrower and the Bank.

SECTION 3.02 NO IMPLICIT WAIVER. The waivers set forth in this Agreement shall not be deemed a waiver by the Bank of any other provisions of the Credit Facility, and no course of dealing and no failure or delay by the Bank in exercising any right, power or remedy under the Credit Facility shall operate as a waiver thereof or otherwise prejudice the Bank's rights, powers or remedies.

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                                       -5-

SECTION 3.03 ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, understandings and agreements among them with respect thereto.

SECTION 3.04 BINDING ON SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. For greater certainty, the references to "Bank" in Section 2.02 hereof mean Canadian Imperial Bank of Commerce and not any assignee of Canadian Imperial Bank of Commerce.

SECTION 3.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

SECTION 3.06 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario.

       IT WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on its behalf by its duly authorized representative on the date first above written.


BATTLE MOUNTAIN CANADA LTD.

By: /s/ Thomas P. Bausch
   --------------------------------
Name:  Thomas P. Bausch
Title: Treasurer

By:  /s/ Jeffrey L. Powers
   --------------------------------
Name:  Jeffrey L. Powers
Title: Vice President and Controller


CANADIAN IMPERIAL BANK OF COMMERCE

By: /s/ Edward G. Ramsay
   --------------------------------
Name:  Edward G. Ramsay
Title: Executive Director

By:  /s/ David Clee
   --------------------------------
Name:  David Clee
Title: Managing Director